Exhibit 10.2

PRESS RELEASE

INNOSPEC CLOSES $200 MILLION CREDIT FACILITY

Englewood, Co. – Nov. 9, 2015 – Innospec, Inc. (NASDAQ: IOSP) today announced that it has successfully closed on an amendment to its multi-currency revolving credit agreement with a group of lenders, comprising Barclays Bank PLC, Credit Suisse AG, Lloyds Bank plc, The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank N.A. The secured facility provides for the availability of $200 million in credit for a five-year term, through 2020. In addition, the amendment allows the Company to request a further amount of up to $50 million to be committed by the group of lenders.

Commenting on the refinancing, Patrick S. Williams, President and Chief Executive Officer of Innospec, said, “We are very pleased to complete this refinancing with improved terms, which demonstrates the confidence our banking group has in the strength of our business and its future prospects for growth and profitability. The credit facility will support the continued development of our strategy and facilitate the growth and expansion of our business.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1300 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. This business also contains Oilfield Specialties which provides specialty chemicals for oil & gas drilling and production operations. Innospec’s Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care and Polymers markets. Innospec’s Octane Additives business is the world’s only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions, for example,) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt

Innospec Inc.

+44-151-356-6241

Brian.Watt@innospecinc.com

Chloe Miller

RF|Binder Partners

+1-212-994-7636

Chloe.Miller@RFBinder.com